SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 2, 2004

              LaCrosse Footwear, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation	Number)	Identification No.)

18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including Zip code)

(503) 766-1010
(Registrant’s telephone number)

Item 7.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press Release of LaCrosse Footwear, Inc., dated February 2, 2004.

Item 9.   Regulation FD Disclosure.

        On February 2, 2004, LaCrosse Footwear, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its receipt of a one-time, non-recurring cash payment of $0.9 million in a settlement of a dispute with a former vendor. A copy of the Company’s press release is being furnished as Exhibit 99 to this Current Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LACROSSE FOOTWEAR, INC.
Date: February 2, 2004	By: /s/ David P. Carlson
David P. Carlson, President
Executive Vice President and Chief Financial Officer

LACROSSE FOOTWEAR, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99)	Press Release of LaCrosse Footwear, Inc., dated February 2, 2004.